Exhibit 99.1

              Delek US Holdings, Inc. Reports Net Income
                           Increase of 59%


    BRENTWOOD, Tenn.--(BUSINESS WIRE)--Aug. 7, 2007--Delek US
Holdings, Inc. (NYSE: DK):

    --  Net Sales Exceeded $1.1 Billion

    --  Diluted EPS Increased 46.6% to $1.29 per Share

    --  Cash & Short Term Investments Stand at $275 Million

    Delek US Holdings, Inc. (NYSE: DK) today reported record net income of $67.2 million, or $1.29 per diluted share, for the second quarter 2007 compared to $42.2 million, or $0.88 per diluted share for the second quarter 2006. For the first six months of 2007, Delek reported record net income of $88.1 million, or $1.69 per diluted share compared to $55.1 million or $1.26 per diluted share for the first six months of 2006.

    Uzi Yemin, President and Chief Executive Officer of Delek US, remarked, "We are pleased to report strong results for the second quarter of 2007. Our operational performance coupled with continued success in implementing our acquisition strategy, demonstrates our focus on sustained growth while maintaining our financial strength and flexibility as evidenced by our $275.4 million in cash and short term investments at quarter end."

    Refining Segment: The refining segment contribution margin was $95.1 million for the second quarter of 2007 compared to $67.6 million for the second quarter of 2006. The refinery operating gross margin excluding inter-company marketing fees of $0.77 per barrel was $23.94 per barrel sold. Delek exceeded the U.S. Gulf Coast 5-3-2 crack spread of $23.10 by $0.84 per barrel sold. This compares to a 2006 second quarter refinery operating gross margin of $16.34 per barrel sold.

    Net sales for the quarter were $435.3 million on sales of 53,777 barrels per day compared to $454.0 million on the sale of 57,036 barrels per day for the same quarter last year. Net sales were impacted by weather-related power outages during the quarter, which was partially offset by an increase in the average sales price per barrel. In July, we commenced operation of a new 138kV power substation which is expected to provide a more reliable, independent power supply for the daily operations of the refinery.

    Total throughput was 57,104 barrels per day compared to 57,342 barrels for the same period a year ago. Delek continued to diversify its crude slate. In the second quarter, Delek increased West Texas sour crude processed to 7% and added 4% foreign blend crude to the overall crude slate.

    Retail Segment: The retail segment contribution margin was $18.4 million for the second quarter of 2007 compared to $15.3 million for the second quarter 2006. Net sales for the quarter were $486.4 million, an increase of 33% compared to the second quarter last year. This increase was primarily due to the addition of approximately 150 stores through the Fast and Calfee acquisitions and a 3.6% increase in retail fuel prices.

    Merchandise sales for the quarter increased 35.7% to $111.8 million compared to $82.4 million for the second quarter of 2006, supported by a same store sales increase of 1.3%. The merchandise margin in the second quarter was 31.6% and represented an 80 basis point increase from the same quarter last year.

    Retail fuel sales for the second quarter of 2007 increased 34.6% to $352.4 million from $261.8 million for the same quarter of 2006, primarily due to a 30% increase in retail gallons sold to nearly 123.8 million.

    Marketing Segment: The marketing segment, which was established in August of 2006, had a contribution margin of $9.3 million for the second quarter of 2007. Net sales were $181.2 million, including $3.8 million of inter-company marketing fees and sales from the refinery segment on total sales volume of 20,324 barrels per day, an increase of nearly 20% over the first quarter of 2007.

    Acquisition Update: We have completed the purchase of all 107 retail fuel and convenience stores from Calfee, increasing our company-operated store count to 502.

    In July, we entered into agreements with TransMontaigne, a wholly owned subsidiary of Morgan Stanley Capital Group, Inc. and several other shareholders of Lion Oil Company to acquire a minority equity interest of approximately 28.3% in Lion Oil. The Company expects this investment to immediately enhance earnings. The transactions are anticipated to close during the third quarter of this year. Our strong second quarter results do not include the impact of this transaction.

    Dividend: The Board of Directors has declared a quarterly cash dividend of $0.0375 per share, payable on September 7, 2007, to shareholders of record on August 20, 2007.

    Conference Call: The Company will hold a conference call to discuss this release today at 9:30 a.m. eastern time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.delekus.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at (706) 645-9291, code 10407354, and the replay will also be available on Delek's website for 90 days.

    About the Company: Delek US Holdings, Inc. is a diversified energy business focused on petroleum refining, marketing and supply of refined products, and retail marketing of fuel and general merchandise. The refining segment operates a high conversion, independent refinery, with a design crude distillation capacity of 60,000 barrels per day, in Tyler, Texas. The marketing and supply segment markets refined products through its terminals in Abilene, Texas and San Angelo, Texas as well as other third party terminals. The retail segment markets gasoline, diesel and other refined petroleum products and convenience merchandise through a network of company-operated retail fuel and convenience stores, operated under the MAPCO Express(R), MAPCO Mart(TM), East Coast(R), Discount Food Mart(TM) , Fast Food and Fuel(TM) and Favorite Markets(R) brand names.

    Safe Harbor Provisions Regarding Forward-Looking Statements: This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are "forward-looking statements," as that term is defined under the federal securities laws.

    Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; management's ability to execute its strategy of growth through acquisitions and transactional risks in acquisitions; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; risks and uncertainties with the respect to the quantities and costs of refined petroleum products supplied to our pipelines and/or held in our terminals; potential conflicts of interest between our majority stockholder and other stockholders; and other risks contained in our filings with the Securities and Exchange Commission.

    Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.



                       Delek US Holdings, Inc.
     Condensed Consolidated Statements of Operations (Unaudited)
            (In millions, except share and per share data)

                   Three Months Ended June   Six Months Ended June 30,
                              30,
                   ------------------------- -------------------------
                       2007         2006         2007         2006
                   ------------ ------------ ------------ ------------

Net Sales          $   1,103.0  $     819.6  $   1,908.6  $   1,479.4

Operating costs
 and expenses:
 Cost of goods
  sold                   924.3        693.3      1,630.6      1,276.6
 Operating
  expenses                55.9         43.4        101.5         84.1
 General and
  administrative
  expenses                13.8         10.2         26.0         17.1
 Depreciation and
  amortization             8.0          4.7         15.0          9.1
 Losses on forward
  contract
  activities                 -            -            -          0.1
                   ------------ ------------ ------------ ------------
                       1,002.0        751.6      1,773.1      1,387.0
                   ------------ ------------ ------------ ------------
Operating income         101.0         68.0        135.5         92.4
                   ------------ ------------ ------------ ------------

Interest expense           8.3          5.7         15.5         11.6
Interest income           (3.2)        (1.6)        (5.2)        (2.5)
Interest expense
 to related
 parties                     -          0.3            -          1.0
Other expenses,
 net                      (0.4)        (0.5)         0.2         (1.3)
                   ------------ ------------ ------------ ------------
                           4.7          3.9         10.5          8.8
                   ------------ ------------ ------------ ------------

Income before
 income tax
 expense                  96.3         64.1        125.0         83.6
Income tax expense        29.1         21.9         36.9         28.5
                   ------------ ------------ ------------ ------------

 Net income        $      67.2  $      42.2  $      88.1  $      55.1
                   ============ ============ ============ ============


Basic earnings per
 share             $      1.31  $      0.90  $      1.72  $      1.27
                   ============ ============ ============ ============

Diluted earnings
 per share         $      1.29  $      0.88  $      1.69  $      1.26
                   ============ ============ ============ ============

Weighted average
 common shares
 outstanding:
 Basic              51,176,711   47,056,536   51,158,392   43,223,202
                   ============ ============ ============ ============
 Diluted            52,255,690   48,144,592   52,206,022   43,767,230
                   ============ ============ ============ ============

Dividends declared
 and paid per
 common share
 outstanding       $         -  $         -  $    0.2725  $         -
                   ============ ============ ============ ============




                       Delek US Holdings, Inc.
          Condensed Consolidated Balance Sheets (Unaudited)
            (In millions, except share and per share data)

                                                June 30,  December 31,
                                                  2007          2006
                                                --------- ------------
Assets
 Current assets:
  Cash and cash equivalents                     $   61.0       $101.6
  Short-term investments                           214.4         73.2
  Accounts receivable                              108.3         83.7
  Inventory                                        135.5        120.8
  Other current assets                              21.9         31.3
                                                --------- ------------
      Total current assets                         541.1        410.6
                                                --------- ------------

 Property, plant and equipment:
  Property, plant and equipment                    581.6        493.1
  Less: accumulated depreciation                   (82.9)       (68.4)
                                                --------- ------------
      Property, plant and equipment, net           498.7        424.7
                                                --------- ------------

 Goodwill                                           80.7         80.7
 Other intangibles, net                             11.7         12.2
 Other non-current assets                           20.3         21.2
                                                --------- ------------
      Total assets                              $1,152.5       $949.4
                                                ========= ============

Liabilities and shareholders' equity
 Current liabilities:
  Accounts Payable                              $  193.5       $175.5
  Current portion of long-term debt and capital
   lease obligations                                 1.7          1.8
  Note payable                                      27.0         19.2
  Accrued expenses and other current
   liabilities                                      60.0         34.4
                                                --------- ------------
      Total current liabilities                    282.2        230.9

 Non-current liabilities:
  Long-term debt and capital lease obligations,
   net of current portion                          335.7        265.6
  Environmental liabilities, net of current
   portion                                           8.2          9.3
  Asset retirement obligations                       3.2          3.3
  Deferred tax liabilities                          55.5         50.5
  Other non-current liabilities                      7.9          7.6
                                                --------- ------------
      Total non-current liabilities                410.5        336.3

 Shareholders' equity:
  Preferred stock, $0.01 par value, 10,000,000
   shares authorized, 0 shares issued and
   outstanding                                         -            -
  Common stock, $0.01 par value, 110,000,000
   shares authorized, 51,265,006 and 51,139,869
   shares issued and outstanding, respectively       0.5          0.5
  Additional paid-in capital                       215.4        211.9
  Retained earnings                                243.9        169.8
                                                --------- ------------
      Total shareholders' equity                   459.8        382.2
                                                --------- ------------
      Total liabilities and shareholders'
       equity                                   $1,152.5       $949.4
                                                ========= ============




                       Delek US Holdings, Inc.
     Condensed Consolidated Statements of Cash Flows (Unaudited)
                            (In millions)

                                                     Six Months Ended
                                                          June 30,
                                                     -----------------
                                                       2007     2006
                                                     -------- --------

Cash flows from operating activities:
Net income                                           $  88.1  $  55.1
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization                         15.0      9.1
  Amortization of deferred financing costs               2.6      1.8
  Accretion of asset retirement obligations              0.2      0.2
  Deferred income taxes                                  5.3      1.5
  Loss (gain) on interest rate derivative
   instruments                                           0.2     (1.5)
  Unrealized gain on short-term investments                -     (0.1)
  Stock-based compensation expense                       1.5      0.9
  Income tax benefit of stock-based compensation        (0.2)       -
  Changes in assets and liabilities, net of
   acquisitions:
   Accounts receivable, net                            (24.6)   (34.6)
   Inventories and other current assets                  1.1    (15.7)
   Accounts payable and other current liabilities       43.6     26.5
   Non-current assets and liabilities, net               2.4     (2.7)
                                                     -------- --------
    Net cash provided by (used in) operating
     activities                                        135.2     40.5
                                                     -------- --------

Cash flows from investing activities:
Purchases of short-term investments                   (600.9)  (285.1)
Sales of short-term investments                        459.7    203.6
Return of escrow deposit made with Escrow Agent            -      5.0
Business combinations, net of cash acquired            (72.2)    (0.2)
Purchase of property, plant and equipment              (27.0)   (43.4)
                                                     -------- --------
    Net cash provided by investing activities:        (240.4)  (120.1)
                                                     -------- --------

Cash flows from financing activities:
Net proceeds from long-term revolver                    13.8      3.0
Proceeds from other debt instruments                    65.0     30.0
Payments on debt and capital lease obligations          (1.0)   (46.3)
Payments on note payable to related parties                -    (42.5)
Repayment of note receivable from related party            -      0.2
Proceeds from issuance of common stock                     -    167.9
Proceeds from exercise of stock options                  1.8        -
Income tax benefit of stock-based compensation           0.2        -
Dividends paid                                         (13.9)       -
Deferred financing costs paid                           (1.3)    (0.2)
                                                     -------- --------
    Net cash provided by (used in) investing
     activities                                         64.6    112.1
                                                     -------- --------

Net increase in cash and cash equivalents              (40.6)    32.5
Cash and cash equivalents at the beginning of the
 period                                                101.6     62.6
                                                     -------- --------
Cash and cash equivalents at the end of the period   $  61.0  $  95.1
                                                     ======== ========

Supplemental disclosures of cash flow information:
Cash paid during the year for:
 Interest, net of capitalized interest of $0.3       $  10.8  $  13.2
  million and $0.5 million for the three and six     ======== ========
  months ended June 30, 2007, respectively
 Income taxes                                        $   1.4  $  12.6
                                                     ======== ========





               DELEK US HOLDINGS, INC. AND SUBSIDIARIES
                          Segment Statistics

                                           Three Months Ended June 30,
                                           ---------------------------
                                                2007         2006
                                           ---------------------------
REFINING SEGMENT:
Days operated in period                                91           91
Total sales volume (average barrels per
 day)                                              53,777       57,036

Products manufactured (average barrels per
 day):
  Gasoline                                         29,237       29,987
  Diesel/Jet                                       21,123       21,680
  Petrochemicals, LPG, NGLs                         2,320        2,575
  Other                                             2,177        1,914
  Total production                                 54,857       56,156

Throughput (average barrels per day):
  Crude oil                                        55,440       55,985
  Other feedstocks                                  1,664        1,357
  Total throughput                                 57,104       57,342

Per barrel of sales:
  Refining operating margin (1)                    $23.17       $16.34
  Refining operating margin excluding
   inter-company
   Marketing service fees(2)                       $23.94       $16.34
Direct operating expenses                           $3.73        $3.31

Pricing statistics (average for the period
 presented):
  WTI -- Cushing crude oil (per barrel)            $65.06       $70.67
  US Gulf Coast 5-3-2 crack spread (per
   barrel)                                         $23.10       $15.38
  US Gulf Coast Unleaded Gasoline (per
   gallon)                                          $2.23        $2.11
  Low sulfur diesel (per gallon)                    $2.07        $2.15
  Natural gas -- (per MMBTU)                        $7.53        $6.65

                                           Three Months Ended June 30,
                                           ---------------------------
                                                2007
                                           --------------
MARKETING SEGMENT:
Days operated in period                                91
Total sales volume (average barrels per
 day)                                              20,324
Products sold (average barrels per day):
  Gasoline                                          9,570
Diesel/Jet                                         10,754
Other                                                  --
Total sales                                        20,324
Direct Operating Expenses (per barrel of
 sales)                                             $0.16


                                           Three Months Ended June 30,
                                           ---------------------------
                                                2007         2006
                                           ---------------------------
RETAIL SEGMENT:
Number of stores (end of period)                      502          349
Average number of stores                              501          349
Retail fuel sales (thousands of gallons)          123,845       95,213
Average retail gallons per average number
 of stores (in thousands)                             247          273
Retail fuel margin ($ per gallon)                  $0.158       $0.161
Merchandise sales (in thousands)                 $111,812      $82,412
Merchandise margin %                                31.6%        30.8%
Credit expense (% of gross margin) (3)               8.6%         7.9%
Merchandise and cash over/short (% of net
 sales) (4)                                          0.3%         0.2%
Operating expense/merchandise sales plus
 total gallons (5)                                  15.3%        14.0%




(1) Refining operating margin per barrel is calculated by dividing the margin between net sales and cost of crude oil, feedstocks and related transportation by the total barrels sold at our refinery. Industry-wide refining results are driven and measured by the margins between refined petroleum product prices and the prices for crude oil, which are referred to as crack spreads: the differential in price between a representative barrel of benchmark refined petroleum products, such as gasoline or heating oil, and a barrel of benchmark crude oil. The US Gulf Coast 5-3-2 crack spread represents the differential between Platt's quotations for 3/5 of a barrel of US Gulf Coast Pipeline 87 Octane Conventional Gasoline and 2/5 of a barrel of US Gulf Coast Pipeline No. 2 Heating Oil (high sulfur diesel) on the one hand, and the first month futures price of 5/5 of a barrel of light sweet crude oil on the New York Mercantile Exchange, on the other hand. We compare our refining operating margin to these crack spreads to assess our operating performance relative to other participants in our industry.

(2) Excludes inter-company marketing services fees of $3.8 million for the three months ended June 30, 2007 and $6.6 million for the six months ending June 30, 2007, from Refining to Marketing segment.

(3) Consists of third party credit, debit and fuel card processing fees as a percentage of gross margin.

(4) Merchandise and cash over/short as a percentage of net sales is a measure of merchandise loss or theft, motor fuel theft and cash shortages as a percentage of net sales.

(5) Operating expense for our retail segment divided by merchandise sales plus total gallons sold is a ratio we use to measure store operating performance -- especially operating expense control. Total gallons are used rather than net fuel sales to eliminate the volatility of fuel prices in the calculation and improve comparability.





               DELEK US HOLDINGS, INC. AND SUBSIDIARIES
                             Segment Data
                            (In millions)


                   As of and for the Three Months Ended June 30, 2007
                   ---------------------------------------------------
                   Refining Retail Marketing  Corporate,  Consolidated
                                      (1)      Other and
                                              Eliminations
                   -------- ------ --------- -------------------------
Net sales
 (excluding
 intercompany
 marketing fees and
  sales)            $439.1  $486.4   $177.4       $  0.1      $1,103.0
Intercompany
 marketing fees and
 sales                (3.8)      -      3.8            -             -
Operating costs and
 expenses:
 Cost of goods sold  321.9   430.8    171.6            -         924.3
 Operating expenses   18.3    37.2      0.3          0.1          55.9
                   -------- ------ --------  ------------ ------------
Segment
 contribution
 margin             $ 95.1  $ 18.4   $  9.3       $    -         122.8
                   -------- ------ --------  ------------
General and
 administrative
 expense                                                          13.8
Depreciation and
 amortization                                                      8.0
                                                          ------------
Operating income                                              $  101.0
                                                          ============

Total assets        $418.1  $522.3   $ 97.2       $114.9      $1,152.5
                   ======== ====== ========  ============ ============

 Capital spending
  (excluding
  business
  combinations)     $ 13.7  $  5.1   $    -       $    -      $   18.8
                   ======== ====== ========  ============ ============


                   As of and for the Three Months Ended June 30, 2006
                   ---------------------------------------------------
                   Refining Retail Marketing  Corporate,  Consolidated
                                      (1)      Other and
                                              Eliminations
                   -------- ------ --------- -------------------------
Net sales
 (excluding
 intercompany
 marketing fees and
  sales)            $454.0  $365.6   $    -       $    -      $  819.6
Intercompany
 marketing fees and
 sales                   -       -        -            -             -
Operating costs and
 expenses:
 Cost of goods sold  369.2   324.2        -         (0.1)        693.3
 Operating expenses   17.2    26.1        -          0.1          43.4
                   -------- ------ --------  ------------ ------------
Segment
 contribution
 margin             $ 67.6  $ 15.3   $    -       $    -          82.9
                   -------- ------ --------  ------------
General and
 administrative
 expense                                                          10.2
Depreciation and
 amortization                                                      4.7
                                                          ------------
Operating income                                              $   68.0
                                                          ============

Total assets        $311.4  $369.7   $    -       $122.3      $  803.4
                   ======== ====== ========  ============ ============

 Capital spending
  (excluding
  business
  combinations)     $ 24.6  $  6.7   $    -       $    -      $   31.3
                   ======== ====== ========  ============ ============


                    As of and for the Six Months Ended June 30, 2007
                   ---------------------------------------------------
                   Refining Retail Marketing  Corporate,  Consolidated
                                      (1)      Other and
                                              Eliminations
                   -------- ------ --------- -------------------------
Net sales
 (excluding
 intercompany
 marketing fees and
  sales)            $795.8  $817.3   $295.3       $  0.2      $1,908.6
Intercompany
 marketing fees and
 sales                (6.6)      -      6.6            -             -
Operating costs and
 expenses:
 Cost of goods sold  622.1   722.3    286.2            -       1,630.6
 Operating expenses   36.0    64.8      0.5          0.2         101.5
                   -------- ------ --------  ------------ ------------
Segment
 contribution
 margin             $131.1  $ 30.2   $ 15.2       $    -         176.5
                   -------- ------ --------  ------------
General and
 administrative
 expense                                                          26.0
Depreciation and
 amortization                                                     15.0
                                                          ------------
Operating income                                              $  135.5
                                                          ============

 Capital spending
  (excluding
  business
  combinations)     $ 19.5  $  7.5   $    -       $    -      $   27.0
                   ======== ====== ========  ============ ============


                    As of and for the Six Months Ended June 30, 2006
                   ---------------------------------------------------
                   Refining Retail Marketing  Corporate,  Consolidated
                                      (1)      Other and
                                              Eliminations
                   -------- ------ --------- -------------------------
Net sales
 (excluding
 intercompany
 marketing fees and
  sales)            $816.1  $663.2   $    -       $  0.1      $1,479.4
Intercompany
 marketing fees and
 sales                   -       -        -            -             -
Operating costs and
 expenses:
 Cost of goods sold  688.2   588.5        -         (0.1)      1,276.6
 Operating expenses   34.9    49.0        -          0.2          84.1
                   -------- ------ --------  ------------ ------------
Segment
 contribution
 margin             $ 93.0  $ 25.7   $    -       $    -         118.7
                   -------- ------ --------  ------------
General and
 administrative
 expense                                                          17.1
Depreciation and
 amortization                                                      9.1
Losses on forward
 contract
 activities                                                        0.1
                                                          ------------
Operating income                                              $   92.4
                                                          ============

 Capital spending
  (excluding
  business
  combinations)     $ 32.1  $ 11.3   $    -       $    -      $   43.4
                   ======== ====== ========  ============ ============



    CONTACT: Delek US Holdings, Inc.
             Investor Relations Contact:
             Assi Ginzburg, 615-224-1179
             Vice President of Strategic Planning
             or
             U.S. Media Contact:
             Lovell Communications Inc.
             Paula Lovell, 615-297-7766 or 615-972-2964 (Cell)
             or
             Israel Media Contact:
             Arad Communications
             Lior Chorev, 011-972-3-644-0404